IMAX CORPORATION

EXHIBIT 10.31

FIFTH AMENDING AGREEMENT

This Amendment to Employment Agreement dated as of November 18, 2015 (the “Fifth Amending Agreement”) is made between:

IMAX CORPORATION, a corporation incorporated under the laws of Canada (hereinafter referred to as the “Company”),

and

JOSEPH SPARACIO, of the Town of Holmdel in the State of New Jersey

(the “Executive”).

WHEREAS, the Company wishes to enter into this Fifth Amending Agreement to amend and extend the Employment Agreement dated as of May 14, 2007 between the Company and Executive as modified and amended by the First Amending Agreement dated as of May 14, 2009, the Second Amending Agreement dated as of May 14, 2010, the Third Amending Agreement dated as of January 23, 2012, and the Fourth Amending Agreement dated as of May 15, 2014 (together, the “Agreement”), whereunder the Executive provides services to the Company, and the Executive wishes to so continue such engagement, on the terms set out under the Agreement as modified by this Fifth Amending Agreement.

NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Section 1.3 of the Agreement shall be deleted and replaced with the following:

Section 1.3 Term of Employment. The Executive’s employment under this Agreement commenced on May 14, 2007 (the “Commencement Date”) and shall terminate on the earlier of (i) November 13, 2016, or (ii) the termination of the Executive’s employment pursuant to this Agreement. The period commencing as of the Commencement Date and ending on November 13, 2016 is hereinafter referred to as the “Employment Term.” The Company shall notify the Executive on or before May 13, 2016 of its intentions with respect to renewing the Agreement.

2. The first and second paragraphs of Section 4.4 of the Agreement shall be deleted in their entirety and replaced with the following:

Section 4.4 Non-Renewal. If (a) the Company provides notice to the Executive pursuant to Section 1.3 that this Agreement will not be renewed or (b) the Company notifies the Executive pursuant to Section 1.3 that it wishes to renew this Agreement but the Executive informs the Company within 10 business days after receiving such notice that he declines the offered renewal, the parties agree that no further notice will be required for the Employment Term to end on November 13, 2016, that this Section 4.4 contains the entirety of the payment and benefits to which the Executive will be entitled, and that such payment and benefits are fair and reasonable. The Executive shall have no action, cause of action, claim, or demand against the Company or any other person as a consequence of the non-renewal of the Agreement, other than to enforce this Section 4.4.

Notification to the Executive by the Company pursuant to Section 1.3 that this Agreement will not be renewed or the Executive’s notification to the Company pursuant to the previous paragraph that he declines the offered renewal will result in the following:

3. Section 4.4(i) of the Agreement shall be deleted and replaced with the following:

(i) The Company will initiate a transition plan. If this transition plan is completed to the CEO’s satisfaction prior to the end of the Employment Term, a one-time bonus of US$75,000 (less applicable deductions) will be paid to the Executive as soon as practicable after the Employment Term.

4. Section 4.4(iii) of the Agreement shall be deleted and replaced with the following:

(iii) All RSUs and Options that have been granted but remain unvested will vest on November 10, 2016, if the Executive remains employed on that date.

5. Section 4.4(iv) of the Agreement shall be modified by deleting the last sentence thereof.

Except as amended herein, all other terms of the Agreement shall remain in full force, unamended.

[Signature page follows]

IN WITNESS WHEREOF, the Company and the Employee have duly executed and delivered this Fifth Amending Agreement as of the 18th day of November, 2015.

IMAX CORPORATION

By:	/s/ Robert D. Lister
	Name:	Robert D. Lister
	Title:	Chief Legal Officer & Chief Business Development Officer

By:	/s/ Carrie Lindzon-Jacobs
	Name:	Carrie Lindzon-Jacobs
	Title:	Executive Vice President, Human Resources

SIGNED, SEALED AND DELIVERED	EXECUTIVE:
in the presence of:

/s/ Christopher Utecht	/s/ Joseph Sparacio
Witness Christopher Utecht	Joseph Sparacio

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